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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 9, 2000


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                               PETSEC ENERGY INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                      333-31625*              84-1157209
(State or other jurisdiction           (Commission           (I.R.S. Employer
of incorporation or organization)      File Number)         Identification No.)


     143 RIDGEWAY DRIVE, SUITE 113
         LAFAYETTE, LOUISIANA                                     70503
(Address of principal executive offices)                        (Zip code)


       Registrant's telephone number, including area code: (318) 989-1942

*Petsec Energy Inc. is a wholly owned operating subsidiary of Petsec Energy Ltd, a listed Australian public company registered with the Commission as a result of its public offering in July 1996 of American Depositary Receipts ("ADRs") which are listed on the New York Stock Exchange (symbol: PSJ).

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Item 5.  Other Events.
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January 18, 2000 Press Release

         On January 18, 2000, Petsec Energy Ltd, the parent of Petsec Energy Inc. (the "Company"), issued a press release announcing that the Company had signed a new $30 million secured credit facility with Foothill Capital Corporation. The credit facility provides for availability of up to $30 million pursuant to a borrowing base calculation and prohibits the Company from paying interest on its $100,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2007 (the 9 1/2% Notes").

         A portion of the proceeds of this new credit facility were used to retire Petsec Energy Inc.'s secured debt with Chase Manhattan Bank, N.A., Bank of America, N.A. and Credit Lyonnais, and remaining proceeds will be available for general working capital purposes.

         The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

January 19, 2000 Press Release

         On January 19, 2000, Petsec Energy Ltd, issued a press release announcing that members of the management of the Company and the Company's advisors met with a steering committee of holders of 9 1/2% Notes to discuss alternative solutions to the Company's current financial situation. The Company had previously announced that it missed the December 15, 1999 payment of interest on the 9 1/2% Notes.

         The Company intends to continue discussions with its noteholders concerning alternative solutions with the goal of finding a solution that is mutually agreeable to both the Company and the noteholders. The Company does not intend to make any further announcements regarding this matter until either agreement is reached on a solution or it becomes apparent that no such agreement can be reached

         The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.


(b)      Exhibits.

         99.1 Press Release dated January 18, 2000 of Petsec Energy Ltd with respect to the credit facility entered into by Petsec Energy Inc. and Foothill Capital Corporation.

         99.2 Press Release dated January 19, 2000 of Petsec Energy Ltd with respect to the meeting between management of Petsec Energy Inc. and the holders of Petsec Energy Inc.'s 9 1/2% Senior Subordinated Notes due 2007.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PETSEC ENERGY INC.



Date: February 9, 2000                 By: /s/ Ross A. Keogh
                                           ------------------------------
                                       Name:  Ross A. Keogh
                                       Title: Vice-President and
                                              Chief Financial Officer

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                                 EXHIBIT INDEX


      Exhibit
       Number                                      Description
--------------------- --------------------------------------------------------

        99.1 Press Release dated January 18, 2000 of Petsec Energy Ltd with respect to the credit facility entered into by Petsec Energy Inc. and Foothill Capital Corporation.

        99.2 Press Release dated January 19, 2000 of Petsec Energy Ltd with respect to the meeting between management of Petsec Energy Inc. and the holders of Petsec Energy Inc.'s 91/2% Senior Subordinated Notes due 2007